EXHIBIT 99.1

PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-78575
(To Prospectus dated March 12, 2002)





                           [INTERNET HOLDRS (SM) LOGO]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

       This prospectus supplement supplements information contained in the prospectus dated March 12, 2002 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

       The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                            Share        Trading
                Name of Company               Ticker       Amounts        Market
       ------------------------------         ------       -------       -------
       Amazon.com, Inc.                        AMZN           18          NASDAQ
       Ameritrade Holding Corporation          AMTD            9          NASDAQ
       AOL Time Warner Inc.                    AOL            42           NYSE
       CMGI Inc.                               CMGI           10          NASDAQ
       CNET Networks, Inc.                     CNET            4          NASDAQ
       DoubleClick Inc.                        DCLK            4          NASDAQ
       EarthLink, Inc.                         ELNK          6.23         NASDAQ
       eBay Inc.                               EBAY           12          NASDAQ
       E*TRADE Group, Inc.                      ET            12           NYSE
       Inktomi Corporation                     INKT            6          NASDAQ
       Network Associates, Inc.                NET             7          NASDAQ
       Priceline.com Incorporated              PCLN            7          NASDAQ
       RealNetworks, Inc.                      RNWK            8          NASDAQ
       Yahoo! Inc.                             YHOO           26          NASDAQ


       The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2002.